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                                                                    Exhibit 7(b)

                                Landmark Funds I
                               6 St. James Avenue
                           Boston, Massachusetts 02116

                              ___________ ___, 1997


State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re:   Landmark Funds I - Custodian Contract

Ladies and Gentlemen:

      Pursuant to Section 17 of the Custodian Contract dated as of June 17, 1996 (the "Contract"), between Landmark Funds I (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that CitiSelect(SM) Folio 100 (the "Fund") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

      Please sign below to evidence your agreement to render such services as custodian on behalf of the Fund and to add the Fund as a beneficiary under the Contract.

                              LANDMARK FUNDS I


                              By:
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Agreed:     STATE STREET BANK AND TRUST COMPANY


            By:
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